(Exhibit 21)

                                   UNIFI, INC.

                                  SUBSIDIARIES
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
Name                       Address                      Incorporation           Unifi Percentage of
                                                                                Voting Securities Owned

Unifi, FSC Ltd.            Agana, Guam                  Guam                    100%

Unifi Textured             Letterkenny, Ireland         United Kingdom          100%
Yarns Europe, Ltd.

Unifi International        Greensboro, NC               North Carolina          100%
Services, Inc.

Unifi Manufacturing,       Greensboro, NC               North Carolina          100%
Inc. ("UMI")

Unifi Sales &              Greensboro, NC               North Carolina          100%
Distribution, Inc.
("USD")

Unifi Manufacturing        Greensboro, NC               North Carolina           95%
Virginia, LLC                                                                   (5% - UMI)

Unifi Export Sales,        Greensboro, NC               North Carolina           95%
LLC                                                                             (5% - UMI)

Unifi Technology           Charlotte, NC                North Carolina           95.12%  USD
Group, LLC                                                                      4.88%Others

Unifi Textured             Greensboro, NC               North Carolina           85.42% - UMI
Polyester, LLC                                                                  (14.58% - Burlington
                                                                                Industries, Inc.)

Unifi do Brasil, LTDA      San Paulo, Brazil            Brazil                  100%
Latda

Spanco Industries,         Greensboro, NC               North Carolina          100% - UMI
Inc.  ("SI")

[ SI owns:        100%     Spanco International, Inc., ("SII"), a North Carolina
                           corporation]

[SII owns:          83%    Spanco - Latin America, S.A., a Columbian sociedad anonime; the remainder of Spanco Latin America is presently owned  by:
                           1%  Unifi designees
                           16% Spanco - Panama, S.A. ]
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